Exhibit 10.1

EXECUTION VERSION

COMMON STOCK PURCHASE AGREEMENT

by and between

TEEKAY TANKERS LTD.

and

THE PURCHASERS NAMED ON SCHEDULE A HERETO

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Schedule A	—	List of Purchasers and Commitment Amounts
Schedule B	—	Notice and Contact Information
Schedule 3.18	—	No Material Adverse Change
Exhibit A	—	Form of Opinion of Perkins Coie LLP
Exhibit B	—	Form of Opinion of Watson, Farley & Williams LLP

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COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT, dated August 4, 2015 (this “Agreement”), is by and between TEEKAY TANKERS LTD., a Marshall Islands corporation (the “Company”), and the purchasers listed on Schedule A hereof (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, to fund a portion of the Vessel Acquisitions (as defined below), the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, shares of the Company’s Class A Common Stock (as defined below), in accordance with the provisions of this Agreement, which funding is in addition to that funding to be provided by the Teekay Corporation Investment (as defined below).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph, as amended, supplemented, continued or modified.

“Business Day” means a day other than (i) a Saturday or Sunday or (ii) any day on which banks located in New York, New York, U.S.A. are authorized or obligated to close.

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Company.

“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of the Company.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock Price” has the meaning specified in Section 2.1.

“Company Entities” and each a “Company Entity” means (i) the Company, (ii) each of the Company Subsidiaries, other than those Subsidiaries which, individually, would not constitute a “significant subsidiary” as defined in Regulation S-X under the Securities Act, (iii) High-Q and (iv) TTOL.

“Company Related Parties” has the meaning specified in Section 6.2.

“Company Subsidiaries” means each of the Company’s Subsidiaries.

“Company SEC Documents” has the meaning specified in Section 3.14.

“Credit Agreements” means the Term Loan Agreements and the Revolving Credit Agreements.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Existing Registration Rights Agreement” means that certain Registration Rights Agreement, by and among the Company and Teekay Corporation, dated as of December 18, 2007.

“GAAP” has the meaning specified in Section 3.14.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Company mean a Governmental Authority having jurisdiction over the Company, its Subsidiaries or any of their respective Properties.

“High-Q” means High-Q Investments Limited, a Hong Kong corporation.

“Incorporated Documents” has the meaning specified in Section 3.1(a).

“Indemnified Party” has the meaning specified in Section 6.3.

“Indemnifying Party” has the meaning specified in Section 6.3.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority or other encumbrance upon or with respect to any property of any kind; provided, however, that any charter or services contracts to which the Company’s vessels are subject shall not be deemed Liens.

“Material Adverse Effect” means any change, event or effect that, individually or together with any other changes, events or effects, has a material adverse effect on (i) the condition (financial or otherwise), business, assets or results of operations of the Company Entities, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement on a timely basis; provided, however, that a Material Adverse Effect shall not include any material and adverse effect on the foregoing to the extent such material and adverse effect results from, arises out of, or relates to (w) the announcement of the proposed Vessel Acquisitions, the Teekay Corporation Investment or of the transactions contemplated by this Agreement or the satisfaction of the obligations set forth herein, (x) a general deterioration in the economy or changes in the general state of the industries in which the Company operates, except to the extent that the Company Entities, taken as a whole, are adversely affected in a disproportionate manner as compared to other industry participants, (y) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, or (z) any change in accounting requirements or principles imposed upon any of the Company Entities or their businesses or any change in applicable Law, or the interpretation thereof.

“NYSE” means The New York Stock Exchange, Inc.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Prospectus” has the meaning specified in Section 3.1(a).

“Purchase Price” means, with respect to a particular Purchaser, the amount set forth opposite such Purchaser’s name under the column titled “Purchase Price” set forth on Schedule A hereto.

“Purchased Shares” means, with respect to a particular Purchaser, the number of shares of Class A Common Stock set forth opposite such Purchaser’s name under the column titled “Class A Common Stock” set forth on Schedule A.

“Purchaser” and “Purchasers” have the meanings set forth in the introductory paragraph.

“Purchaser Related Parties” has the meaning specified in Section 6.1.

“Registration Statement” has the meaning specified in Section 3.1(a).

“Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.

“Revolving Credit Agreements” means (i) the Secured Facility Agreement dated November 28, 2007 among Everest Spirit Holding L.L.C. and the other Borrowers named therein; Nordea Bank Finland PLC, New York Branch, as Agent; and Nordea Bank Norge ASA, Citigroup Global Markets Limited, ING Bank N.V., London Branch, and the other Lenders named therein and (ii) the Facility Agreement dated December 6, 2006 and amended June 18, 2008 for a US$194,000,000 secured reducing revolving loan facility (including additional US$23,000,000 option) among SPT Explorer L.L.C. (formerly T.S. Hull No. 1328 L.L.C.), SPT Navigator L.L.C. (formerly T.S. Hull No. 1329 L.L.C.), Great East Hull No. 1680 L.L.C., Pinnacle Spirit L.L.C. (formerly Great East Hull No. 1681 L.L.C.) as joint and several borrowers and Danish Ship Finance.

“Rules” has the meaning specified in Section 3.1(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and Rules.

“Share Consideration” has the meaning specified in Section 5.5.

“Short Sales” means, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and forward sale contracts, options, puts, calls, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (i) such Person or a Subsidiary of such Person is a general partner or manager; (ii) a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (iii) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Term Loan Agreements” means (i) the Secured Credit Facility Agreement dated December 17, 2003 among Great West Hull No. 1519 L.L.C., Great West Hull No. 1520 L.L.C., DSME Hull No. 5254 L.L.C., DSME Hull No. 5255 L.L.C., The Export-Import Bank of Korea, Fortis Capital Corporation, and Landesbank Hessen-Thuringen Girozentrale for a US$128,000,000 secured credit facility, (ii) the Facility Agreement dated May 11, 2004 for a US$150,400,000 secured credit facility among Donegal Spirit L.L.C. (formerly H.H.I. Hull No. 1704 L.L.C.), Galway Spirit L.L.C. (formerly H.H.I. Hull No. 1705 L.L.C.), Limerick Spirit L.L.C. (formerly H.H.I. Hull No. 1706 L.L.C.), and H.H.I. Hull No. 1707 L.L.C. as joint borrowers, the Export-Import Bank of Korea and Fortis Capital Corp. as lenders, (iii) the Facility Agreement dated December 15, 2006 and amended March 17, 2010 for a US$255,528,228 senior secured loan among Summit Spirit L.L.C., Zenith Spirit L.L.C., Bermuda Spirit L.L.C., Hamilton Spirit L.L.C. as joint borrowers and Credit Agricole CIB as lender, and (iv) the Facility Agreement dated January 30, 2015 for a US$126,637,500 secured term loan facility among Teekay Tankers Ltd. as borrower, ABN AMRO Capital USA LLC and DNB Capital LLC as lenders.

“Teekay Corporation Investment” means the purchase by Teekay Corporation of shares of the Company’s Class A Common Stock at a per share price equal to the Common Stock Price and in an aggregate amount of $30 million.

“TTOL” means Teekay Tanker Operations Ltd.

“Vessel Acquisitions” means the acquisition by the Company of Principal Maritime Tankers Corporation’s fleet of up to 12 Suezmax vessels. Each such vessel shall be acquired pursuant to the terms of a separate Vessel Acquisition MOA.

“Vessel Acquisition MOAs” means the binding, separate memoranda of understanding between the applicable ship-owning subsidiary of Principal Maritime Tankers Corporation and the Company, pursuant to which the Company shall acquire each of up to 12 Suezmax vessels included in the Vessel Acquisitions, with the closing of a particular vessel acquisition under a particular Vessel Acquisition MOA being independent from any vessel acquisitions under any other Vessel Acquisition MOAs.

“Walled-Off Person” has the meaning specified in Section 4.5.

ARTICLE 2

AGREEMENT TO SELL AND PURCHASE

Section 2.1 Sale and Purchase.

(a) Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Purchaser and each Purchaser hereby agrees, severally and not jointly, to purchase from the Company, its respective Purchased Shares, and each Purchaser agrees, severally and not jointly, to pay the Company the Common Stock Price for each Purchased Share as set forth in paragraph (b) below. The obligations of each Purchaser under this Agreement are independent of the obligations of each other Purchaser, and the failure or waiver of performance by any Purchaser does not excuse performance by any other Purchaser or by the Company.

(b) The amount per share of Class A Common Stock each Purchaser will pay to the Company to purchase the Purchased Shares (the “Common Stock Price”) hereunder shall be $6.65.

Section 2.2 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Shares hereunder (the “Closing”) shall take place at 9:00 am, Pacific Time, on the third Business Day following the date hereof, at the offices of Perkins Coie LLP, 1120 N.W. Couch Street, Tenth Floor, Portland, Oregon 97209-4128, or at such other location or on such other date as mutually agreed by the parties (the “Closing Date”).

The parties agree that the Closing may occur via delivery of this Agreement and other closing deliveries by facsimile, electronic mail, courier service or personal delivery.

Section 2.3 Mutual Conditions. The respective obligations of each party to consummate the purchase and issuance and sale of the Purchased Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a) No Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated hereby illegal;

(b) There shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement;

(c) The Company and the applicable counterparties shall have executed and delivered the Vessel Acquisition MOAs relating to the Vessel Acquisitions;

(d) Teekay Corporation shall have made the Teekay Corporation Investment; and

(e) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued, and no proceedings for that purpose shall have been instituted or threatened by any governmental agency.

Section 2.4 Each Purchaser’s Conditions. The obligation of each Purchaser to consummate the purchase of its Purchased Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing with respect to its Purchased Shares, in whole or in part, to the extent permitted by applicable Law):

(a) The Company shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company on or prior to the Closing Date;

(b) The Company shall have filed with the Commission pursuant to Rule 424(b) a prospectus supplement regarding the sale of the Purchased Shares that, in accordance with the Securities Act and the Rules, permits the sale of the Purchased Shares pursuant to this Agreement;

(c) (i) The representations and warranties of the Company contained in this Agreement that are qualified by materiality or a Material Adverse Effect shall be true and correct when made and as of the Closing Date as if made on and as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct as of such date only) and (ii) (A) all other representations and warranties of the Company contained in this Agreement, other than Section 3.3(a) (Purchased Shares; Capitalization) shall be true and correct in all material respects when made and as of the Closing Date as if made on and as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct in all material respects as of such date only) and (B) the representations and warranties of the Company contained in Section 3.3(a) shall be true and correct when made;

(d) The Company shall have delivered, or caused to be delivered, to the Purchasers at the Closing, the Company’s closing deliveries described in Section 2.6;

(e) The Purchased Shares shall have been approved for listing on the NYSE, subject to notice of issuance;

(f) No notice of delisting from the NYSE shall have been received by the Company with respect to its Class A Common Stock;

(g) The Class A Common Stock shall not have been suspended by the Commission or the NYSE from trading on the NYSE nor shall suspension by the Commission or the NYSE have been threatened in writing by the Commission or the NYSE; and

(h) Since the date of this Agreement, no Material Adverse Effect shall have occurred.

Section 2.5 The Company’s Conditions. The obligation of the Company to consummate the sale of the Purchased Shares to a Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to such Purchaser (any or all of which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):

(a) The representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct as of such date only) and (ii) all other representations and warranties of such Purchaser contained in this Agreement shall be true and correct in all material respects when made and as of the Closing Date (except that any such representations of such Purchaser made as of a specific date shall be required to be true and correct in all material respects as of such date only); and

(b) Such Purchaser shall have delivered, or caused to be delivered, to the Company at the Closing such Purchaser’s closing deliveries described in Section 2.7;

By acceptance of the applicable Purchased Shares, each Purchaser shall be deemed to have represented to the Company that such Purchaser has performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by it on or prior to the Closing Date; and the representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality are true and correct as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct as of such date only) and all other representations and warranties of such Purchaser are true and correct in all material respects as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct in all material respects as of such date only).

Section 2.6 Company Deliveries. At the Closing, subject to the terms and conditions hereof, the Company will deliver, or cause to be delivered, to each Purchaser:

(a) Evidence of the issuance of the Purchased Shares purchased by such Purchaser at the Closing by book-entry transfer through the facilities of The Depository Trust Company, using a “DWAC” settlement process; provided, however, that such issuance must occur after or simultaneously with the delivery of the Purchase Price as set forth in Section 2.7(a); such Purchased Shares will be free of any and all Liens and restrictions on transfer, other than any Liens as are created by such Purchaser;

(b) A certificate of the Registrar of Corporations of the Republic of the Marshall Islands, dated a recent date, to the effect that the Company is in good standing;

(c) A cross-receipt executed by the Company and delivered to such Purchaser certifying that it has received the Purchase Price from such Purchaser as of the Closing Date;

(d) An opinion addressed to the Purchasers from Perkins Coie LLP, legal counsel to the Company, dated as of the Closing Date, in the form and substance attached hereto as Exhibit A;

(e) An opinion addressed to the Purchasers from Watson Farley & Williams LLP, special counsel to the Company relating to Marshall Islands law, dated as of the Closing Date, in the form and substance attached hereto as Exhibit B;

(f) A certificate, dated the Closing Date and signed by the Chief Executive Officer or the Chief Financial Officer of the Company, in his capacity as such, stating that:

(i)	The Company has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company on or prior to the Closing Date; and

(ii)	(A) The representations and warranties of the Company contained in this Agreement that are qualified by materiality or Material Adverse Effect were true and correct when made and are true and correct as of the Closing Date, (B) all other representations and warranties of the Company (other than the representations and warranties contained in Section 3.3(a)) were true and correct in all material respects when made and are true and correct in all material respects as of the Closing Date; in each case (with respect to being true and correct as of the Closing Date) as though made at and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct or true and correct in all material respects, as applicable, as of such date only), and (C) the representations and warranties of the Company contained in Section 3.3(a) were true and correct when made; and

(g) A certificate of the Secretary of the Company, certifying as to (i) the Amended and Restated Articles of Incorporation and Bylaws of the Company, (ii) resolutions of the Company’s Board of Directors authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Shares, and (iii) the signatures of the officers executing this Agreement.

Section 2.7 Purchaser Deliveries. At the Closing, subject to the terms and conditions hereof, each Purchaser will deliver, or cause to be delivered, to the Company:

(a) Payment to the Company of the Purchase Price set forth opposite such Purchaser’s name under the column titled “Purchase Price” on Schedule A hereto by wire transfer of immediately available funds to an account that the Company shall have designated, at least two Business Days prior to the Closing Date, in writing; provided, however, that such delivery must occur before or simultaneously with the delivery of the Purchased Shares as set forth in Section 2.6(a); and

(b) A cross-receipt executed by such Purchaser and delivered to the Company certifying that it has received its Purchased Shares as of the Closing Date.

Section 2.8 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The failure or waiver of performance under this Agreement of any Purchaser by the Company does not excuse performance by any other Purchaser and the waiver of performance of the Company by any Purchaser does not excuse performance by the Company with respect to each other Purchaser. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser as follows:

Section 3.1 Registration.

(a) The Company has filed with the Commission, pursuant to the Securities Act, and the rules and regulations adopted by the Commission thereunder (the “Rules”), a registration statement on Form F-3 (File No. 333- 205643), including a prospectus, relating to its Class A Common Stock, and such registration statement has become effective. Such registration statement, including financial statements, exhibits and Incorporated Documents (defined below), as amended to the date of this Agreement, is hereinafter referred to as the “Registration Statement,” and the prospectus included in the Registration Statement, as proposed to be supplemented by a prospectus supplement (including any preliminary prospectus supplement) relating to the Class A Common Stock to be sold pursuant hereto and to be filed pursuant to Rule 424(b) under the Securities Act, is hereinafter referred to as the “Prospectus.” Any reference herein to the Registration Statement or Prospectus includes all documents incorporated, or deemed to be incorporated, therein by reference pursuant to the requirements of Item 6 of Form F-3 under the Securities Act (the “Incorporated Documents”).

(b) The Company meets the requirements for use of Form F-3 under the Securities Act. The initial effective date of the Registration Statement was not earlier than three years before the date of this Agreement. The Commission has not issued any order preventing or suspending the use of the Prospectus or suspending the effectiveness of the Registration Statement, and, to the Company’s knowledge, no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(c) The Registration Statement, on its effective date and on the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules. Any amendment to the Registration Statement filed after the date hereof will conform in all material respects, when filed, to the requirements of the Securities Act and the Rules. The Prospectus, when filed with the Commission and on the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules. The prospectus supplement, when it is filed with the Commission pursuant to Rule 424(b) to register the Purchased Shares, will conform in all material respects to the requirements of the Securities Act and the Rules. The Incorporated Documents conformed, and any further documents incorporated by reference after the date hereof into the Registration Statement or the Prospectus will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d) The Registration Statement and any amendment thereto, at the time it became effective, and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission pursuant to Rule 424 under the Securities Act, did not and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.2 Existence. Each of the Company Entities has been duly incorporated or formed, as applicable, and is validly existing as a limited liability company, limited partnership or corporation, as applicable, in good standing under the Laws of its jurisdiction of incorporation or formation, as applicable, and has the full limited liability company, limited partnership or corporate, as applicable, power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own, lease or hold its Properties and assets and to conduct the businesses in which it is engaged, and is duly registered or qualified to do business and in good standing as a foreign limited liability company, limited partnership or corporation, as applicable, in each jurisdiction in which its ownership or leasing of Property or the conduct of its business requires such qualification, except where the failure to so register or qualify would not reasonably be expected to have a Material Adverse Effect.

Section 3.3 Purchased Shares; Capitalization.

(a) As of the date of this Agreement, prior to the issuance and sale of (i) the Purchased Shares, as contemplated hereby, and (ii) the shares to be issued as part of the Teekay Corporation Investment and the Vessel Acquisitions, the issued and outstanding equity interests of the Company consist of 103,365,091 shares of Class A Common Stock and 23,232,757 shares of Class B Common Stock, as adjusted for the sale of any Class A Common Stock pursuant to any grant of restricted shares or options to purchase Class A Common Stock under the Company’s 2007 Long Term Incentive Plan (as it may be amended). All of such shares have been duly authorized and validly issued and are fully paid and nonassessable.

(b) The Class A Common Stock is listed on the NYSE, and the Company has not received any notice of delisting.

(c) The Class A Common Stock is, and the Purchased Shares will be upon issuance, “covered securities” for purposes of Section 18 of the Securities Act.

Section 3.4 Subsidiaries. The Company owns, directly or indirectly, 100% of the equity interests in each of the Company Subsidiaries, 50% of the equity interests in High-Q and 50% of the equity interests in TTOL; such equity interests are duly authorized and validly issued in accordance with the organizational documents of each Subsidiary, High-Q and TTOL and are fully paid and nonassessable; and the Company owns such equity interests free and clear of all Liens except for Liens under the Credit Agreements.

Section 3.5 Teekay Corporation Ownership of Class A and Class B Common Stock. As of the date of this Agreement, prior to the issuance of the shares to be issued as part of the Teekay Corporation Investment, Teekay Corporation owns directly or indirectly 23,232,757 shares of Class B Common Stock and 12,643,196 shares of Class A Common Stock. All such shares have been duly authorized and are validly issued, fully paid and nonassessable; and Teekay Corporation owns all such shares free and clear of all Liens.

Section 3.6 No Conflict. None of (a) the offering, issuance and sale by the Company of the Purchased Shares and the application of the proceeds therefrom, (b) the execution, delivery and performance of this Agreement by the Company, or (c) the consummation of the transactions contemplated hereby conflicts or will conflict with, or results or will result in a breach or violation of or imposition of any Lien upon any Property or assets of the Company Entities pursuant to, (i) the formation or governing documents of any of the Company Entities, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Company Entities is a party, by which any of them is bound or to which any of their respective

Properties or assets is subject, or (iii) any Law applicable to any of the Company Entities or any injunction of any Governmental Authority having jurisdiction over any of the Company Entities or any of their Properties, except in the cases of clause (ii) and (iii) for such conflicts, breaches, violations or defaults that would not reasonably be expected to have a Material Adverse Effect.

Section 3.7 No Default. None of the Company Entities is in violation or default of (a) any provision of its respective formation or governing documents, (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party, by which it is bound or to which its Property is subject, or (c) any Law of any Governmental Authority having jurisdiction over the Company Entities or any of their Properties, as applicable, except, in the case of clauses (b) or (c), as would not reasonably be expected to have a Material Adverse Effect.

Section 3.8 Authority. The Company has all requisite power and authority to enter into this Agreement and the Vessel Acquisition MOAs. On the Closing Date, the Company will have all requisite power and authority to issue, sell and deliver the Purchased Shares, in accordance with and upon the terms and conditions set forth in this Agreement, and to consummate the Teekay Corporation Investment and the Vessel Acquisitions pursuant to the Vessel Acquisition MOAs. On the Closing Date, all corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Purchased Shares, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and of the Teekay Corporation Investment and the Vessel Acquisitions shall have been validly taken. No approval from the holders of outstanding Class A Common Stock or Class B Common Stock is required (including, without limitation, under the Company’s Amended and Restated Articles of Incorporation or Bylaws or the rules of the NYSE) in connection with the Company’s issuance and sale of the Purchased Shares to the Purchasers or the Teekay Corporation Investment or the Vessel Acquisitions.

Section 3.9 Approvals. Except for the filing with the Commission pursuant to Rule 424(b) of a prospectus supplement regarding the sale of the Purchased Shares, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Company of this Agreement or the Company’s issuance and sale of the Purchased Shares, except as may be required under the state securities or “Blue Sky” Laws.

Section 3.10 Compliance with Laws. Neither the Company nor any of its Subsidiaries is in violation of any Law applicable to the Company or its Subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not reasonably be expected to have a Material Adverse Effect.

Section 3.11 Due Authorization. This Agreement has been duly and validly authorized and has been or validly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 3.12 Valid Issuance; No Options or Preemptive Rights; Title. The Purchased Shares to be issued and sold by the Company to each Purchaser hereunder have been duly authorized and, when issued and delivered against payment therefor pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and will be free of any and all Liens and restrictions on transfer, other than such Liens as are created by the Purchasers. The holders of outstanding Company Securities are not entitled to statutory, preemptive or other similar contractual rights to subscribe for Class A Common Stock (except as described in the Company SEC Documents and as provided in Section 78 of the Marshall Islands Business Corporations Act); and, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, Company securities or ownership interests in the Company are outstanding (other than (i) grants of restricted shares or options to purchase Class A Common Stock under the Company’s 2007 Long Term Incentive Plan and (b) the conversion features of the Company’s Class B Common Stock under the Company’s Amended and Restated Articles of Incorporation).

Section 3.13 No Registration Rights. Except as contemplated by the Existing Registration Rights Agreements and for a registration rights agreement to be entered into with affiliates of Principal Maritime Tankers Corporation as part of the Vessel Acquisitions, there are no contracts, agreements or understandings between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities in any securities registered or to be registered pursuant to any registration statement filed by or required to be filed by the Company under the Securities Act. All such rights under the Existing Registration Rights Agreements have been waived with respect to the registration of the Purchased Shares.

Section 3.14 Periodic Reports. The Company’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed prior to the date hereof, collectively the “Company SEC Documents”) have been filed with the Commission on a timely basis. The Company SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent Company SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (c) in the case of the financial statements, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) in the case of the financial statements, were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be indicated in the notes thereto or, in the case of unaudited statements, for the absence of certain footnote disclosure and normal, recurring year-end adjustments or as otherwise permitted by the rules and regulations of the Commission), and (e) fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. In addition, the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Company SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. KPMG LLP is an independent registered public accounting firm with respect to the Company and has not resigned or been dismissed as independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Section 3.15 Litigation. As of the date hereof, except as set forth in the Company SEC Documents, there are no legal or governmental proceedings pending to which any Company Entity is a party or to which any Property or asset of any Company Entity is subject that would reasonably be expected to have a Material Adverse Effect or which challenges the validity of this Agreement or the right of any Company Entity to enter into this Agreement or to consummate the transactions contemplated hereby and, to the knowledge of the Company, no such proceedings are threatened by Governmental Authorities or others.

Section 3.16 Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. The Company does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

Section 3.17 Books and Records; Sarbanes-Oxley Compliance.

(a) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weakness in the internal controls over financial reporting of any of the Company Entities.

(b) The Company has established and maintains disclosure controls and procedures (to the extent required by and as defined in Rules 13a-15(e) under the Exchange Act) which are designed to provide reasonable assurance that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures and, to the Company’s knowledge, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(c) There is and has been no failure on the part of the Company or, to the Company’s knowledge, the Company’s directors or officers in their capacities as such, to comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

Section 3.18 No Material Adverse Change. As of the date hereof, except as set forth in Schedule 3.18, since March 31, 2015, there has been no change, event, occurrence, effect, fact, circumstance or condition that has had or would reasonably be likely to have a Material Adverse Effect.

Section 3.19 Certain Fees. No fees or commissions are or will be payable by the Company to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Shares or the consummation of the transactions contemplated by this Agreement. The Company agrees that it will indemnify and hold harmless each Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Company in connection with the sale of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.

Section 3.20 No Side Agreements. There are no agreements by, among or between the Company or any of its Affiliates, on the one hand, and any Purchaser or any of their Affiliates, on the other hand, with respect to the transactions contemplated hereby other than this Agreement nor promises or inducements for future transactions between or among any of such parties.

Section 3.21 Investment Company Status. The Company is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.22 Passive Foreign Investment Company. To the knowledge of the Company, after consultation with United States federal income tax counsel, none of the Company Entities is a Passive Foreign Investment Company within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended.

Section 3.23 Restricted Securities. The Purchased Shares are not characterized as “restricted securities” under the federal securities Laws.

Section 3.24 Foreign Corrupt Practices Act. No Company Entity, nor, to the Company’s knowledge, any director, officer, employee, agent or representative of the Company Entities, has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended (such act, including the rules and regulations thereunder, the “FCPA”), including, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company Entities have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that:

Section 4.1 Existence. Such Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its Properties and to conduct its business as currently conducted.

Section 4.2 Authorization, Enforceability. Such Purchaser has all necessary corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by such Purchaser of this Agreement has been duly authorized by all necessary action on the part of such Purchaser; and this Agreement constitutes the legal, valid and binding obligations of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 4.3 No Breach. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the Property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement with respect to such Purchaser.

Section 4.4 Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Shares or the consummation of the transaction contemplated by this Agreement.

Section 4.5 No Side Agreements. There are no other agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than this Agreement nor promises or inducements for future transactions between or among any of such parties; provided, however, that, subject to such Purchaser’s compliance with its obligations under the U.S. federal securities Laws and its internal policies (a) such Purchaser, for purposes of this Section, shall not be deemed to include any employees, subsidiaries or Affiliates that are effectively walled off by appropriate “Chinese Wall” information barriers approved by such Purchaser’s legal or compliance department (and thus have not been privy to any information concerning the transactions contemplated by or referred to in this Agreement) (a “Walled-Off Person”) and (b) the foregoing representations in this Section shall not apply to any transaction by or on behalf of such Purchaser that was effected by a Walled-Off Person in the ordinary course of trading without the advice or participation of such Purchaser or receipt of confidential or other information regarding the transactions contemplated by or referred to in this Agreement provided by such Purchaser to such entity.

Section 4.6 Short Selling. Such Purchaser has not entered into or effected any Short Sales of the Company’s Class A Common Stock owned by it between the time it first began discussion with the Company about the transactions contemplated by this Agreement and the date hereof (it being understood that, without implication that the contrary would otherwise be true, the entering into of a total return swap shall not be considered a Short Sale of Class A Common Stock); provided, however, that, subject to such Purchaser’s compliance with its obligations under the U.S. federal securities Laws and its internal policies: (a) such Purchaser, for purposes hereof, shall not be deemed to include any Walled-Off Person and (b) the foregoing representations in this Section shall not apply to any transaction by or on behalf of Purchaser that was effected by a Walled-Off Person in the ordinary course of trading without the advice or participation of Purchaser or receipt of confidential or other information regarding the transactions contemplated by or referred to in this Agreement provided by Purchaser to such entity.

ARTICLE 5

COVENANTS

Section 5.1 Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, the Company and each Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by this Agreement.

Section 5.2 Other Actions. The Company shall, prior to the Closing, file a supplemental listing application with the NYSE to list the Purchased Shares and file a prospectus supplement to the Prospectus with the Commission to register the Purchased Shares in accordance with the Securities Act and the Rules. Each Purchaser agrees solely with the Company that its trading activities, if any, with respect to its Purchased Shares will be in compliance with all applicable state and federal securities Laws and the rules and regulations of the NYSE.

Section 5.3 Payment and Expenses. The Company and each Purchaser shall be responsible for its own fees and expenses in connection with the transactions contemplated by this Agreement.

Section 5.4 Use of Proceeds. The Company shall use the collective proceeds from the sale of the Purchased Shares to partially fund the Vessel Acquisitions.

Section 5.5 Vessel Acquisition Share Consideration; Lock-Up Arrangement.

(a) The Vessel Acquisition MOAs provide that the Company will issue shares of its Class A common stock (the “Share Consideration”) as partial consideration for the vessels to be acquired, with such shares (a) to be valued on a per share basis at the Common Stock Price and (b) subject to the terms of the Vessel Acquisition MOAs, having an aggregate value of $50.0 million. The Company agrees that it will neither (i) substitute another form of consideration for the Share Consideration to be issued under the Vessel Acquisition MOAs or (ii) value the Share Consideration for purposes of the Vessel Acquisition MOAs on a per share basis less than the Common Stock Price.

(b) As part of the Vessel Acquisitions, the recipients of Share Consideration under the Vessel Acquisition MOAs (which will not include any of the Purchasers) will agree not to, directly or indirectly, transfer, sell or dispose of the Share Consideration until the earlier of (a) delivery of all vessels subject to the Vessel Acquisitions and (b) November 15, 2015. The Company agrees not to waive such restrictions or to shorten the duration thereof without the prior written consent of the Purchasers.

Section 5.6 Defaulting Purchasers. If any Purchaser defaults in its obligation to purchase the Purchased Shares allocated to it under this Agreement, the Company will not waive such default or fail to use commercially reasonable efforts to enforce its rights against such defaulting Purchaser with respect to such default, in each case without the prior written consent of the non-defaulting Purchasers. In addition, the Company will not waive or in any way reduce any Purchaser’s investment amount hereunder without the prior written consent of the other Purchasers.

ARTICLE 6

INDEMNIFICATION

Section 6.1 Indemnification by the Company. The Company agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Company contained herein or in any certificates of the Company or its officers delivered to the Purchasers hereunder, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties.

Section 6.2 Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Company and its Representatives (collectively, “Company Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided that such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties.

Section 6.3 Indemnification Procedure. Promptly after any Company Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle any such action or claim, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by any Purchaser, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 7.2 Survival of Provisions. The representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.8, 3.9, 3.11, 3.12, 3.13, 3.14, 3.19, 3.21, 4.4, and 4.5 hereunder shall survive the execution and delivery of this Agreement until the date 30 days after the applicable statute of limitations, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of the Company or any Purchaser. The covenants made in this Agreement shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Shares and payment therefor and repayment or repurchase thereof. All indemnification obligations of the Company and the Purchasers pursuant to this Agreement and the provisions of Article VI shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of this Agreement.

Section 7.3 No Waiver; Modifications in Writing.

(a) No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto affected by such amendment, waiver, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or any Purchaser in any case shall entitle the Company or such Purchaser to any other or further notice or demand in similar or other circumstances.

Section 7.4 Binding Effect; Assignment

(a) This Agreement shall be binding upon the Company, the Purchasers, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b) All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to any Affiliate of such Purchaser without the consent of the Company. No portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to a non-Affiliate without the prior written consent of the Company. As a condition to any assignment hereunder, the assignee shall agree in writing to be bound by the provisions of this Agreement, and, notwithstanding any such assignment, the Purchaser shall remain liable for the payment of the purchase price of the applicable Purchased Shares if not timely paid by such assignee. The Company may not transfer any of its rights or obligations under this Agreement to any Person.

Section 7.5 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

If to any Purchaser:

To the respective address listed on Schedule B hereof

If to the Company:

Teekay Tankers Ltd.

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton HM 08, Bermuda

Attention: Corporate Secretary

Facsimile: (441) 292-3931

with a copy to:

Perkins Coie LLP

1120 N.W. Couch Street, 10th Floor

Portland, Oregon 97209-4128

Attention: David Matheson

Facsimile: (503) 346-2008

or to such other address as the Company or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.6 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto and thereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Company or any of its Affiliates or any Purchaser or any of its Affiliates set forth herein. This Agreement and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter, other than confidentiality or non-disclosure agreements entered into between the Company and any Purchasers with respect to the transactions contemplated hereby.

Section 7.7 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts laws thereof that would apply the laws of any other jurisdiction.

Section 7.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, including facsimile or .pdf format counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 7.9 Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by (i) with respect to any particular Purchaser, the written consent of such Purchaser, upon a breach in any material respect by the Company of any covenant or agreement set forth in this Agreement or (ii) with respect to any particular Purchaser, written notice by the Company to such Purchaser upon a breach in any material respect by such Purchaser of any covenant or agreement set forth in this Agreement. For the avoidance of doubt, the termination of this Agreement with respect to any particular Purchaser shall not affect the Agreement with respect to any other Purchaser.

(b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate (i) at any time at or prior to the Closing if a Law shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal, (ii) if the Company shall determine, at any time prior to the Closing, not to consummate the Vessel Acquisitions or (iii) if the Closing shall not have occurred by 5:00 p.m. Eastern Time on the fifth Business Day following the date of this Agreement.

(c) In the event of the termination of this Agreement as provided in this Section 7.9, (1) this Agreement shall forthwith become null and void, and (2) there shall be no liability on the part of any Party hereto, except as set forth in Section 5.3 and Article VI of this Agreement.

Section 7.10 Recapitalization, Exchanges, Etc. Affecting the Class A Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Class A Common Stock, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.

Section 7.11 Disclosure. Each Purchaser agrees not to disclose information about this Agreement or the transactions contemplated hereby or referred to herein (including the Teekay Corporation Investment and the Vessel Acquisitions) until and to the extent the Company publicly discloses such information. The Company shall disclose on Commission Form 6-K, within four Business Days of the date of this Agreement, the transactions contemplated by this Agreement or referred to herein (including the Teekay Corporation Investment and the Vessel Acquisitions). The Company will not disclose the names of the Purchasers unless advised by its outside counsel that such disclosure is required by applicable Law, including any rules or regulations of the Commission or NYSE. From and after the filing of the prospectus supplement required to be filed by this Agreement prior to the Closing, the Company shall have disclosed all material, non-public information (if any) regarding the Company or any of its Subsidiaries delivered to any of the Purchasers by the Company or any of its Subsidiaries or any of its or their respective Representatives in connection with the transactions contemplated by this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

TEEKAY TANKERS LTD.

By:
Name: Kevin Mackay
Title: Chief Executive Officer

Signature Page to Common Stock Purchase Agreement

PURCHASER:

ENTITY NAME:

By:
Name:
Title:

Signature Page to Common Stock Purchase Agreement

Schedule A – List of Purchasers and Commitment Amounts

Purchaser	Number of Shares of Class A Common Stock	Aggregate Purchase Price*
Investor 1	1,600,000	$10,640,000.00
Investor 2	2,255,639	$15,000,000.00
Investor 3	647,753	$4,307,557.45
Investor 4	1,607,886	$10,692,441.90
Investor 5	2,556,391	$17,000,000.15
Investor 6	451,128	$3,000,001.20

Total	9,118,797	$60,640,000.70

*	The Purchase Price for each Purchaser is equal to the product of (a) the number of shares set forth opposite such Purchaser’s name under the column titled “Class A Common Stock” above, multiplied by (b) $6.65, being the Common Stock Price per share.

Schedule A to Common Stock Purchase Agreement

Schedule B – Notice and Contact Information

Purchaser	Notice and Contact Information

Name of Investor 1:	Address: Facsimile No.: Email: Attention:

Name of Investor 2:	Address: Facsimile No.: Email: Attention:

Name of Investor 3:	Address: Facsimile No.: Email: Attention:

Name of Investor 4:	Address: Facsimile No.: Email: Attention:

Schedule B to Common Stock Purchase Agreement

Name of Investor 5:	Address: Facsimile No.: Email: Attention:

Name of Investor 6:	Address: Facsimile No.: Email: Attention:

Schedule B to Common Stock Purchase Agreement

Schedule 3.18 – No Material Adverse Change

None.

Schedule 3.18 to Common Stock Purchase Agreement

Exhibit A – Form of Opinion of Perkins Coie LLP

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Common Stock Purchase Agreement (the “Purchase Agreement”). The Company shall furnish to the Purchasers at the Closing an opinion of Perkins Coie LLP, counsel for the Company, addressed to the Purchasers and dated the Closing Date in form reasonably satisfactory to the Purchasers, stating that:

(i) To our knowledge, except as described in the Company SEC Documents filed prior to the date of the Purchase Agreement, there are no outstanding options, warrants, or agreements for the purchase or acquisition from the Company of Company securities or ownership interests in the Company, or rights to convert any obligations into or exchange any securities for Company securities or ownership interests in the Company.

(ii) No consent, approval, authorization or other action by, or filing with, any Governmental Authority is required for the issuance and sale by the Company of the Purchased Shares, the execution, delivery and performance by the Company of the Purchase Agreement or the completion of the transactions contemplated by the Purchase Agreement, except for those that have been obtained or as may be required under state securities or “Blue Sky” laws, as to which we do not express any opinion.

(iii) To our knowledge, there are no contracts, agreements or understandings between any of the Company Entities and any person granting such person the right to require any of the Company Entities to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require any of the Company Entities to include such securities in any securities being registered pursuant to any other registration statement filed by any Company Entity under the Securities Act, except for such rights granted pursuant to the Existing Registration Rights Agreements.

(iv) None of the offering, issuance and sale by the Company of the Purchased Shares, the execution, delivery and performance of the Purchase Agreement by the Company, or the completion of the transactions contemplated thereby conflicts with or constitutes a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement or instrument filed as an exhibit to the Company’s Annual Report on Form 20-F for the year ended December 31, 2014, or the Quarterly Report on Form 6-K for the quarter ended March 31 (including any document filed as an exhibit to any document incorporated by reference therein). (We do not comment or opine as to compliance with any financial covenants or financial ratios contained in any such documents.)

(v) The Company is not, and after giving effect to the use of proceeds from the sale of the Purchased Shares pursuant to the Purchase Agreement will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Exhibit A to Common Stock Purchase Agreement

(vi) We confirm that the Class A common stock of the Company is listed on the New York Stock Exchange, and, consequently, the Purchased Shares, when issued and delivered by the Company pursuant to the terms of the Purchase Agreement, will be “covered securities” for purposes of Section 18 of the Securities Act.

Exhibit A to Common Stock Purchase Agreement

Exhibit B – Form of Opinion of Watson, Farley & Williams LLP

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Common Stock Purchase Agreement (the “Purchase Agreement”). The Company shall furnish to the Purchasers at the Closing an opinion of Watson, Farley & Williams LLP, special Marshall Islands and New York counsel for the Company, addressed to the Purchasers and dated the Closing Date in form reasonably satisfactory to the Purchasers, stating that:

(i) The Company has been duly incorporated and is validly existing in good standing as a corporation under the law of the Republic of the Marshall Islands (“Marshall Islands Law”), and has the corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus.

(ii) Each of the entities listed in Schedule A to this opinion (the “Marshall Islands Significant Subsidiaries”) is validly existing in good standing as a limited liability company or a corporation, as applicable, under Marshall Islands Law, and each has the limited liability company or corporate power and authority, as applicable, to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus.

(iii) The Purchased Shares, when issued and delivered by the Company only after receipt of payment therefor pursuant to and in compliance with the Purchase Agreement and the Prospectus, will be validly issued, fully paid and nonassessable.

(iv) There are no preemptive rights or other rights to subscribe for or to purchase any equity interests in the Company, in each case pursuant to the organizational documents of the Company.

(v) The Purchase Agreement has been duly authorized and validly executed by the Company, and constitutes a legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

(vi) The execution, delivery and performance of the Purchase Agreement by the Company, including without limitation, the offering, issuance and sale of the Purchased Shares as contemplated thereunder, or the consummation of the transactions contemplated thereby, do not and will not (i) conflict with or constitute a violation of the organizational documents of the Company or any Marshall Islands Significant Subsidiary, (ii) violate any statute, law, rule, regulation, judgment, order or decree of which we are aware of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority situated in the Republic of the Marshall Islands directed to the Company or result in a proceeding before such court, regulatory body, administrative agency, governmental body, arbitrator or other authority in the Republic of the Marshall Islands to which any of them is a party, or (iii) to our knowledge, result in the creation or imposition of any lien upon any property or assets of the Company or any Marshall Islands Significant Subsidiary under Marshall Islands Law (other than liens referred to (including by incorporation by reference) or described in the Prospectus).

Exhibit B to Common Stock Purchase Agreement

(vii) Except as referred to (including by incorporation by reference) or described in the Prospectus, no permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the Republic of the Marshall Islands having jurisdiction over the Company or any of its properties is required in connection with the execution and delivery of the Purchase Agreement by the Company, or the performance of the transactions contemplated thereby, including without limitation, the offering, issuance and sale of the Purchased Shares as contemplated thereunder.

(viii) The choice of New York law to govern the Purchase Agreement constitutes a valid choice of law under Marshall Islands Law.

Exhibit B to Common Stock Purchase Agreement